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                                                                  EXHIBIT 10.22

                        AGREEMENT AND GENERAL RELEASE


                 WHEREAS, Robert C. Mauch ("Employee") has been employed by AmeriGas Propane, Inc. ("Company") as President and Chief Executive Officer; and

                 WHEREAS, the Employee and the Company mutually desire to terminate amicably the Employee's employment and/or affiliation with the Company and to settle and terminate any and all disputes between them;

         NOW, THEREFORE, IT IS HEREBY AGREED by and between the Employee and the Company, as follows:

         1.      a.   For and in consideration of the undertakings of the
Company set forth herein, and intending to be legally bound, the Employee does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company and its parents, subsidiaries and affiliates and its and their predecessors, successors and assigns, and its and their directors, officers, employees, partners and agents, (collectively referred to as the "Company and Affiliates") of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which the Employee ever had, now has, or hereafter may have, or which the heirs, executors or administrators of the Employee hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of the





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Employee's employment with the Company to the date of this Agreement and
General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Employee's employment relationship and/or the termination of the Employee's employment relationship and/or affiliation with the Company, including but not limited to, any claims which have been asserted or could have been asserted or could be asserted now or in the future under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans With Disabilities Act, 42 U.S.C.
Section 12102 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e et seq., and the Pennsylvania Human Relations Act, 43 P.C.S.A.
Section 951 et seq., and any and all other federal, state or local laws and any common law claims now or hereafter recognized. Notwithstanding the foregoing provision, the Employee does not hereby release (i) any claims against employees, partners and agents of the Company that do not relate to or arise from Employee's employment relationship and/or termination of the Employee's employment relationship with the Company and (ii) the rights, obligations and benefits referred to in paragraph 9 below.

                 b. For and in consideration of the undertakings of the Employee set forth herein, and intending to be legally bound, the Company does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Employee, his heirs, executors and administrators of and from any





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and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which the Company ever had, now has, or hereafter may have, or which the Company hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of the Employee's employment with the Company to the date of this Agreement and General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Employee's employment relationship and/or the termination of the Employee's employment relationship and/or affiliation with the Company, including but not limited to, any claims which have been asserted or could have been asserted or could be asserted now or in the future under any and all federal, state or local laws and any common law claims now or hereafter recognized.

                 2. a. The Employee acknowledges that the Employee has read the terms of this Agreement and General Release and that Employee understands its terms and effects. Employee has been, and hereby is, advised to consult with an attorney prior to executing this agreement. The Employee further acknowledges executing this Agreement and General Release of Employee's own volition, with full understanding of its terms and effects, and with the intention of releasing all claims recited herein in exchange for the consideration described herein, which the Employee acknowledges is adequate and satisfactory.





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                 b.   The Employee acknowledges that Employee has been
informed, and is informed herein by the Company that Employee has the right to consider this Agreement and General Release for a period of at least twenty-one
(21) days from the date on which it is presented to Employee. Employee also understands and is advised herein that Employee has the right to revoke this Agreement and General Release at any time within seven (7) days after the execution of the Agreement and General Release by delivering written notice to UGI Corporation, Attention: Director-Executive Compensation & Benefits. If Employee exercises his or her right to revoke this Agreement and General Release on a timely basis, the Agreement shall be ineffective, and all obligations hereunder, including but not limited to those obligations specified in paragraphs 4 and 5 below, shall be void.

         3. The Employee understands that various state and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), Department of Labor and State Human Rights Agencies. If Employee feels that his or her treatment by the Company and Affiliates is or has been discriminatory, Employee may want to consult with a lawyer before executing the Agreement and General Release.





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         4.      In full consideration of the Employee's submission of a
resignation effective September 1, 1996, execution of this Agreement and General Release, and an agreement to be legally bound by its terms, the Company will make payment as appropriate to the Employee (less, where applicable in each case, all payroll deductions required by law or authorized by the Employee) in the next regularly scheduled paycheck after Employee has signed this Agreement and General Release and the expiration of the time periods specified in paragraph 2 (b) above:

                          a.  "paid notice period" pay in the amount of
$125,550.00;

                          b.  separation pay in the amount of $419,144.00;

                          c.  pay in lieu of all earned and accrued vacation
time and personal holidays in the amount of $131,345.00;

                          d.  prorated 1996 annual bonus in the amount of
$163,350.00;

                          e.  outplacement services to be provided by
Manchester Associates through its Leaders in Transition Program;

                          f.  the sum of $687,827.00 representing all
Supplemental Executive Retirement Plan payments;

                          g.  tax preparation services for 1996 and 1997 under
the terms of the Company's policy;

                          h.  additional separation pay in the amount of
$250,000.00;





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                          i.  continued use of the Company-owned vehicle, which
has been made available to the Employee, including payment by the Company of related expenses in accordance with the Company's policy through September 1, 1996;

                          j.  continued use of Company-issued credit cards in
accordance with the Company's policy through September 1, 1996;

                          k.  use of two airline tickets purchased for a visit
to Oahu Gas;

                          l.  continued use of Employee's club membership in
accordance with the Company's policy through September 1, 1996;

                          m.  receipt of business publications (Wall Street
Journal, LP Gas Magazine, etc.) not needed by L. R. Greenberg until such subscriptions expire;

                          n.  eligibility for contributions to the AmeriGas
pension and savings plan for the period October 1, 1995 through August 31, 1996 in accordance with the terms of such plans;

                          o.  title to the Company-owned vehicle that has been
made available to the Employee;

                          p.  secretarial and office services not provided by
the outplacement firm through November 30, 1996; and

                          q.  reimbursement for expense accounts to cover
business-related expenses through September 1, 1996 in accordance with the Company's policy.





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                 5.  In addition to the foregoing payments, the Company will keep in effect the Employee's participation in the following company benefit programs (contingent upon the Employee making the required participant contributions) until the earlier of the date indicated opposite the applicable benefit program or the date the Employee obtains other employment and becomes eligible to participate in a similar type of benefit program, at which time the Employee's participation in such benefit program shall terminate:


Benefit Program                            Termination Date
---------------                            ----------------
Basic Life Insurance                       September 30, 1997

Supplemental Life Insurance                September 30, 1997

Medical                                    September 30, 1997

Dental                                     September 30, 1997

Accidental Death                           September 30, 1997

Long Term Disability                       September 30, 1997


                 6. The Company will provide a reference to prospective employers specifying only the Employee's position held, dates of employment, rate of pay, and that the Employee voluntarily resigned, and containing further statements substantially in the form set forth in Exhibit A.

                 7. The Employee further agrees and covenants that neither the Employee, nor any person, organization or other entity on behalf of the Employee, will file or permit to be filed any





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charge, claim or action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any matter occurring at any time in the past up to the date of this Agreement and General Release or involving any continuing effects or any acts or practices which may have arisen or occurred prior to the date of this Agreement and General Release.

                 8.  It is also agreed and understood that the Employee
will make himself or herself available and cooperate in any reasonable manner even after leaving employment in providing assistance to the Company and
Affiliates in concluding any matters which are presently pending.   It is
agreed that the Employee shall not be required to provide such cooperation if it would conflict or interfere with any subsequent employment obtained by the Employee or business activity of the Employee.

                 9. The Employee hereby agrees and recognizes that the Employee's employment relationship with the Company has been permanently and irrevocably severed and that the Company and Affiliates do not have any obligation, contractual or otherwise, to hire, rehire, or re-employ the Employee in the future. It is expressly agreed and understood that the Company and Affiliates do not have and will not have any obligation to provide the Employee at any time in the future with any payments, benefits or considerations other than those recited above, except for (i) the





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continuation of Employee's medical and dental benefits under COBRA at
Employee's own expense to the extent required by federal law; (ii) any interest in or entitlement to benefits under the terms of any applicable qualified retirement plan; (iii) any dividend equivalent payment due to the Employee under the terms of the UGI Corporation 1992 Stock Option and Dividend Equivalent Plan ("SODEP Plan"), assuming the Employee had continued to participate in the SODEP Plan until the end of the Performance Period (as defined in the Plan) ending December 31, 1996; and (iv) any Options (as defined in the SODEP Plan) that are exercisable or become exercisable under the terms of the SODEP Plan. It is further agreed that if the Employee becomes entitled to a dividend equivalent payment under the terms of the SODEP Plan, the additional separation pay of $250,000.00 set forth in paragraph 4 (h) of this Agreement and General Release shall be credited toward such dividend equivalent payment due under the terms of the SODEP Plan.

                 10. The Employee agrees and acknowledges that the agreement by the Company described herein and the settlement and termination of any claims against the Company and Affiliates as set forth herein are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company and Affiliates to the Employee and that the Employee's resignation and the execution





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of this Agreement and General Release are made voluntarily to provide an amicable conclusion of the Employee's employment relationship with the Company.

                 11. a. The Employee acknowledges that the Employee has received An Agreement and Understanding and that Employee has certain continuing obligations under the policies contained therein, including without limitation an obligation to return to the Company any Company records and to refrain from using or disclosing confidential information about the Company and Affiliates. The Employee represents that he will return to the Company all Company records and confidential information.

                      b. The Employee acknowledges that the Employee signed and has been given a copy of his or her Confidentiality and Post-Employment Activities Agreement. The Company and Employee agree that this Agreement and General Release is not consideration for, and has no effect on the Confidentiality and Post Employment Activities Agreement.

                 12. Neither the Company and Affiliates nor their agents, representatives, or attorneys have made any representations to the Employee concerning the terms or effects of this Agreement and General Release other than those contained herein. The Company shall be entitled to make a brief announcement regarding the Employee's resignation. The Employee agrees, covenants and promises not to communicate or disclose the terms of this Agreement





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and General Release or the settlement of all potential claims against the
Company and Affiliates as described herein to any one other than the Employee's attorney, accountant, or members of the Employee's immediate family. Except to the extent required by law or stock exchange rules, the Company will keep confidential the terms of this Agreement. It is expressly understood that any violation of this confidentiality obligation shall constitute a material breach of this Agreement and General Release.

                 13. The parties agree that any liability in an action or other proceeding accruing from a breach of this Agreement and General Release shall include not only the monetary amount of any judgment which may be awarded, but also all other damages, costs and expenses sustained by the prevailing party on account of such action, including reasonable attorneys' fees and all other litigation costs and expenses incurred in preparing the defense of and defending such action or proceeding, in establishing or maintaining the applicability or validity of this Agreement and General Release or provisions thereof, and in prosecuting any claim, counterclaim or cross-claim therein.

                 14. This Agreement and General Release and the obligations of the parties shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.





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                 15.  The Employee agrees to the exclusive jurisdiction of
the Court of Common Pleas of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in all disputes which may arise between the Employee and the Company and Affiliates.

                 16. Except for the agreements referred to in this Agreement and General Release and the Employee's indemnification rights under the bylaws of the Company and Affiliates (as such bylaws may be amended from time to time), which are incorporated herein and made a part of this Agreement and General Release, this Agreement is the only agreement, commitment or understanding between the parties and takes the place of any and all prior agreements, commitments or understandings between the parties regarding the subjects covered in it. This Agreement may not be changed, except by means of a written modification signed by both parties.

         Intending to be legally bound hereby, the Employee and the Company execute the foregoing Agreement and General Release this 25th day of July, 1996.

         WITNESS                        AmeriGas Propane, Inc.

                                        By:
         ---------------------             --------------------------
                                           Brendan P. Bovaird
                                             Vice President & General
                                             Counsel

         ---------------------             --------------------------
                                           Robert C. Mauch





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